                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          -------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


                          -------------------------

                                  MAY 31, 1996
                                (Date of Report)

                           NCI BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                          0-19885                      76-0127701
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation or
organization)


                                 7301 FAIRVIEW
                              HOUSTON, TEXAS 77041
                    (Address of principal executive offices)

                                 (713) 466-7788
                        (Registrant's telephone number,
                              including area code)

         As indicated in the Registrant's Form 8-K dated April 1, 1996, the financial statements and pro forma financial information required to be filed therewith were unavailable at such time. Such financial statements and pro forma financial information are now available. Accordingly, Item 7 of the Form 8-K dated April 1, 1996 is hereby amended to read in its entirety as follows:



         ITEM 7: FINANCIAL STATEMENTS, AND EXHIBITS

         (a)     Financial Statements of Business Acquired.

                 The following Audited Financial Statements of Mesco Metal Buildings, a division of Anderson Industries, Inc., for fiscal years ended December 31, 1994 and December 31, 1995, which are attached hereto and made a part hereof:

                  (i)     Report of Independent Auditors;

                 (ii)     Statement of Net Assets;

                (iii) Statement of Divisional Operating Profit and Changes in Net Assets;

                 (iv)     Statement of Cash Flows; and

                  (v)     Notes to Financial Statements.


         (b)     Pro Forma Financial Information.

                 The following Unaudited Pro Forma financial information of NCI Building Systems, Inc., which are attached hereto and made a part hereof:

                  (i)     Unaudited Pro Forma Condensed Consolidated Financial
                          Data;

                 (ii) Pro Forma Condensed Consolidated Balance Sheet (unaudited) January 31, 1996;

                (iii) Pro Forma Condensed Consolidated Statement of Income (unaudited) Year Ended October 31, 1995; and

                 (iv) Pro Forma Condensed Consolidated Statement of Income (unaudited) Three Months Ended January 31, 1996.

         (c) Exhibits. The following exhibits are incorporated herein by reference from the Registrant's Form 8-K dated April 1, 1996:

                 2 Asset Purchase Agreement, dated April 1, 1996, by and among Anderson Industries, Inc., Charles W. Anderson, Thomas L. Anderson, Jr., John T. Eubanks, Robert K. Landon, NCI and the Registrant


                 20.1 Press Release dated February 26, 1996, issued by the Registrant

                 20.2     Press Release dated April 2, 1996, issued by the
                          Registrant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        NCI BUILDING SYSTEMS, INC.
                                               (Registrant)


                                        By: /s/ Robert J. Medlock
                                           -------------------------------------
                                            Robert J. Medlock, Vice President
                                            and Chief Financial Officer



                                        Date:  May 31, 1996

                             MESCO METAL BUILDINGS
                   (A DIVISION OF ANDERSON INDUSTRIES, INC.)

                          AUDITED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

                             MESCO METAL BUILDINGS
                   (A DIVISION OF ANDERSON INDUSTRIES, INC.)
                          AUDITED FINANCIAL STATEMENTS
                         YEARS ENDED DECEMBER 31, 1994

                                    CONTENTS



Report of Independent Auditors.....................................................................        1

Statement of Net Assets............................................................................        2

Statement of Divisional Operating Profit
  and Changes in Net Assets........................................................................        4

Statement of Cash Flows............................................................................        5

Notes to Financial Statements......................................................................        6

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Anderson Industries, Inc.

We have audited the accompanying statements of net assets of Mesco Metal Buildings (a division of Anderson Industries, Inc.) as of December 31, 1994 and the related statements of divisional operating profit and changes in net assets, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mesco Metal Buildings (a division of Anderson Industries, Inc.) at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                               CHESHIER & FULLER, L.L.P.

Dallas, Texas
April 11, 1996

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statements of Net Assets
                               December 31, 1994

                                     ASSETS

Current Assets:

   Cash                                                                                          $ 1,423,180
   Accounts and notes receivable, net                                                              2,749,658
   Inventories                                                                                     3,012,595
   Prepaid expenses                                                                                  173,189
                                                                                                 -----------

       Total current assets                                                                        7,358,622


Property, plant, and equipment, at cost:
   Land and buildings                                                                              4,381,508
   Machinery and equipment                                                                         5,950,943
                                                                                                 -----------

                                                                                                  10,332,451
   Accumulated depreciation                                                                        7,081,734
                                                                                                 -----------

                                                                                                   3,250,717

Other assets                                                                                          49,045
                                                                                                 -----------

       Total assets                                                                              $10,658,384
                                                                                                 ===========



                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statement of Net Assets
                               December 31, 1994


                           LIABILITIES AND NET ASSETS

Current liabilities:

   Accounts payable                                                                              $   790,455

   Salaries and wages payable                                                                        287,712

   Taxes, other than income                                                                          184,647

   Sales taxes payable                                                                               195,478

   Product warranty reserve                                                                          197,788

   Other accrued liabilities                                                                         301,268
                                                                                                 -----------

       Total current liabilities                                                                   1,957,348


Commitments and contingencies

Net assets                                                                                         8,701,036
                                                                                                 -----------

       Total liabilities and net assets                                                          $10,658,384
                                                                                                 ===========




                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                 Statements of Divisional Operating Profit and
                             Changes in Net Assets
                          Year Ended December 31, 1994


Net Sales                                                                                       $32,236,320
Cost of sales                                                                                    23,200,154
                                                                                                -----------

                                                                                                  9,036,166

Operating Expenses:
   Selling and administrative                                                                     3,859,350
   Corporate management fee                                                                       1,069,043
                                                                                                -----------

                                                                                                  4,928,393
                                                                                                -----------

   Net income from continuing operations                                                          4,107,773
   Loss on sale of property, plant and equipment                                                   (303,981)
                                                                                                -----------

       Net income                                                                                 3,803,792

   Beginning net assets                                                                           8,228,506

   Equity distributions paid to Anderson                                                         (3,331,262)
                                                                                                -----------

       Ending net assets                                                                        $ 8,701,036
                                                                                                ===========

                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statements of Cash Flows
                          Year Ended December 31, 1994


OPERATING ACTIVITIES
   Net income                                                                                   $ 3,803,792
   Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization                                                                304,455
       Loss (gain) on sale of property, plant, and equipment                                        303,981
       Changes in operating assets and liabilities:
          Accounts receivable                                                                      (443,511)
          Inventories                                                                              (682,822)
          Prepaid expenses and other assets                                                         (71,708)
          Accounts payable                                                                          249,522
          Salaries and wages payable                                                                 75,721
          Taxes, other than income and other
            accrued liabilities                                                                     131,524
                                                                                                -----------

Net cash provided by operating activities                                                         3,670,954
                                                                                                -----------

INVESTING ACTIVITIES
   Purchases of property, plant and equipment                                                      (283,897)
   Proceeds from sale of property, plant and equipment                                              131,078
                                                                                                -----------

Net cash (used) in continuing investing activities                                                 (152,819)
                                                                                                -----------

FINANCING ACTIVITIES
   Equity distributions to Anderson                                                              (3,331,262)
                                                                                                -----------

Net cash (used) in financing activities                                                          (3,331,262)
                                                                                                -----------

   Increase in cash                                                                                 186,873
   Cash at beginning of year                                                                      1,236,307
                                                                                                -----------

   Cash at end of year                                                                          $ 1,423,180
                                                                                                ===========

                                    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                                                                          $       -0-
                                                                                                ===========

Cash paid for income taxes                                                                      $       -0-
                                                                                                ===========


                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1994



1.               BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

                 THE DIVISION: Mesco Metal Buildings ("Mesco") is a division of Anderson Industries, Inc. (Anderson) and is located in Texas and South Carolina. Mesco designs, manufactures and markets metal building systems and components for commercial, industrial and community building uses throughout the Southwest and Southeast. Mesco accounts for approximately 75% of Anderson's revenue.

                 BASIS OF PRESENTATION: The accompanying Statements of Net Assets and Statements of Divisional Operating Profit have been prepared from the books and records maintained by Mesco and Anderson. These financial statements represent those assets, liabilities, revenues and expenses of Mesco.

                 The financial information included herein includes numerous allocations and may not necessarily reflect the financial position, results of operations or cash flows of Mesco in the future, or the financial position, results of operations or cash flows of Mesco had it existed as a separate, stand-alone company during the period presented.

                 Mesco has various business transactions with Anderson and its subsidiaries. See Note 3, Allocation of Corporate Expenses, for a discussion of Mesco's relationship with these entities.

                 DEPRECIATION AND MAINTENANCE: Depreciation is provided using the straight-line method based on the following estimated useful lives:

                                                                                YEAR
                                                                               ------
                 Buildings and improvements                                   7 to 20
                 Machinery and equipment                                      3 to 15

                 Depreciation expense was $304,455 for the year ending December 31, 1994. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized as additions to the appropriate asset accounts. When an asset is sold or retired, the cost and related accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is reported in income.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1994



1.               BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

                 ACCOUNTS RECEIVABLE: Financial instruments that are potentially subject to concentrations of credit risk consist principally of accounts receivable. Mesco extends credit to its customers, substantially all of whom are located in the southern United States, based on their financial stability.
                 At December 31, 1994, no receivable from any customer exceeded 12% of Mesco's total trade receivables. Although management of Mesco believes the receivables are substantially collectible, at December 31, 1994, an allowance of $59,800 had been provided for uncollectible accounts receivable.

                 INVENTORIES: Raw materials are priced at cost, determined on the last-in, first-out (LIFO) basis, which is not in excess of market.

                 SUBCHAPTER S: Anderson operates under Subchapter S of the Internal Revenue Code and, consequently, is not subject to federal income tax. The stockholders include Anderson's income in their own income for tax purposes. Anderson pays dividends to its stockholders to cover their estimated tax liabilities associated with their proportionate shares of Anderson's income.

                 ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CONCENTRATIONS OF CREDIT RISK: Mesco maintains cash deposits with financial institutions in excess of federal insured limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

                 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:
                 Mesco's financial instruments consist primarily of cash and accounts receivable. The carrying values reported in the statements of net assets for cash and accounts receivable approximate fair value.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                        Notes to Financial Statements
                              December 31, 1994
2.               INVENTORIES

                 Inventories consist of the following at December 31:

                          Raw materials                                                           $ 2,281,513
                          Work in process                                                             638,433
                          Finished goods                                                               92,649
                                                                                                  -----------

                                                                                                  $ 3,012,595
                                                                                                  ===========

                 If the FIFO method of inventory accounting had been used for raw materials, inventories would have been approximately $240,000 higher than reported at December 31, 1994.

3.               ALLOCATION OF CORPORATE EXPENSES

                 During the year ended 1994 Anderson charged a corporate fee of $1,069,043 to Mesco for officer salaries, bonuses and benefits, professional fees, rent, depreciation and interest. Management believes that amounts allocated are reasonable under the circumstances and accurately reflect the expenses of Mesco on a stand alone basis.

4.               LONG-TERM DEBT

                 In July 1992, Anderson obtained a term loan for $5,000,000 from a bank. The unpaid balance at December 31, 1994, for the term note was $2,725,190. The loan was collateralized by Anderson's accounts receivable, inventories, and property, plant, and equipment and was guaranteed by Anderson's majority stockholder. The loan was also cross-collateralized with the revolving line of credit described below.


                 In 1993, Anderson obtained a revolving line of credit of $3,500,000, from a bank. The unpaid balance of the revolving line of credit was $1,664,100 at December 31, 1994. The revolving line of credit was cross-collateralized with the term note described above.

                 On January 1, 1995 Anderson reinstated and increased its long-term debt. Under the restatement, the line of credit and the term loan were combined into a single revolving line of credit ("line") in the amount of $6,000,000 due on or before July 30, 1996. Interest is to be computed by a formula relating cash flow to earnings before interest, taxes, depreciation and amortization. Under the formula, interest may vary between prime and prime plus 1.25%. The line is collateralized by Anderson's accounts receivable, inventories, and property, plant and equipment and is guaranteed by Anderson's shareholders. The unpaid balance of the line was $1,939,277 at December 31, 1994.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1994


4.               LONG-TERM DEBT, continued

                 On March 7, 1996 Anderson renegotiated the line to mature on May 31, 1998.

                 Interest paid on the bank debt described above was $429,000 for the year ended December 31, 1994.

5.               EMPLOYEE BENEFIT PLANS

                 PROFIT SHARING PLANS: All employees of Anderson are covered by profit sharing plans whereby contributions can, at the discretion of the Board of Directors, be made from current or accumulated earnings but cannot exceed 25% of the total compensation paid or accrued to participating employees. Anderson contributed $75,000 for 1994 for employees of Mesco. During 1995, Anderson elected to terminate the profit sharing plan, at which time all participants in the plan became 100% vested.

                 401(K) PLAN: Beginning January 1, 1995 Anderson established a 401(k) Plan (the "Plan") for the benefit of its employees.
                 All employees of Anderson who have completed one year of service are eligible to participate in the Plan. All amounts contributed by participants are fully vested. Anderson is required to make a matching contribution of 50% for each $1.00 contributed, up to 6% of an employee's annual compensation. The Plan also provides for Anderson to make additional contributions at the discretion of the Board of Directors.

                 SALARY CONTINUATION AGREEMENT: Effective January 1, 1995, in the event of death or disability of certain key officers of the Company, the following compensation agreement would become effective until sale or liquidation of the Company.

                          1st year after death or disability                                   100% of Salary
                          2nd year after death or disability                                    75% of Salary
                          3rd year after death or disability
                            and each year thereafter until sale
                            or liquidation                                                      50% of Salary

6.               LEASES

                 Principal operating leases are for buildings, office space, office equipment, computer equipment, and transportation equipment. Rental expenses for such leases amounted to $415,000 for the year ended December 31, 1994. All leases are renegotiable at or near their expiration dates.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1994

6.               LEASES

                 Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1994, are as follows:

                          Year Ended
                          December 31,
                          ------------
                             1995                                         $   320,630
                             1996                                             194,818
                             1997                                             139,354
                             1998                                             114,775
                             1999                                              26,081
                                                                          -----------

                                                                          $   795,658
                                                                          ===========

7.               SUBSEQUENT EVENT

                 On April 1, 1996, Mesco was sold by Anderson to NCI Building Systems, L.P. The general terms of the sale were as follows:

                 (1) All significant operating assets of Mesco, other than cash, certain real estate with a net book value of approximately $243,600 as of December 31, 1995, and receivables from affiliates were sold.

                 (2) NCI Building Systems, L.P. assumed all significant operating liabilities of Mesco other than the notes payable to the bank as disclosed in Note 4 and all outstanding subordinated debt as explained in Note 5.

                 (3) Anderson received, before adjustment if any, $21,000,000 for the assets sold subject to the liabilities assumed by NCI Building Systems, L.P.

                 (4)      The $21,000,000 was received by Anderson as follows:

                          (a)     $19,000,000 on April 1, 1996.
                          (b)     $500,000 pending no downward price
                                  adjustment.
                          (c)     $1,500,000 principal amount of 7%
                                  subordinated debenture issued by NCI Building Systems, Inc. Interest is payable quarterly and the principal matures April 1, 2001. The outstanding principal is convertible, at the holder's option, to common stock of the issuer at the rate of $29.925 per share at any time after April 1, 1997, and on or before April 1, 2001.

                             MESCO METAL BUILDINGS
                   (A DIVISION OF ANDERSON INDUSTRIES, INC.)

                          AUDITED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                             MESCO METAL BUILDINGS
                   (A DIVISION OF ANDERSON INDUSTRIES, INC.)
                          AUDITED FINANCIAL STATEMENTS
                         YEARS ENDED DECEMBER 31, 1995

                                    CONTENTS



Report of Independent Auditors.....................................................................        1

Statement of Net Assets............................................................................        2

Statement of Divisional Operating Profit
  and Changes in Net Assets........................................................................        4

Statement of Cash Flows............................................................................        5

Notes to Financial Statements......................................................................        7

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Anderson Industries, Inc.

We have audited the accompanying statements of net assets of Mesco Metal Buildings (a division of Anderson Industries, Inc.) as of December 31, 1995 and the related statements of divisional operating profit and changes in net assets, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mesco Metal Buildings (a division of Anderson Industries, Inc.) at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                        CHESHIER & FULLER, L.L.P.

Dallas, Texas
April 11, 1996

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statements of Net Assets
                               December 31, 1995

                                     ASSETS


Current Assets:

   Cash                                                                                         $ 2,015,218
   Accounts and notes receivable, net                                                             2,326,831
   Inventories                                                                                    2,928,147
   Prepaid expenses                                                                                 206,538
                                                                                                -----------

       Total current assets                                                                       7,476,734


Property, plant, and equipment, at cost:
   Land and buildings                                                                             6,454,713
   Machinery and equipment                                                                        7,519,949
                                                                                                -----------

                                                                                                 13,974,662
   Accumulated depreciation                                                                       7,673,914
                                                                                                -----------

                                                                                                  6,300,748

Other assets                                                                                         63,362
                                                                                                -----------

       Total assets                                                                             $13,840,844
                                                                                                ===========



                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statement of Net Assets
                               December 31, 1995

                           LIABILITIES AND NET ASSETS


Current liabilities:

   Accounts payable                                                                             $   934,041

   Salaries and wages payable                                                                       345,624

   Taxes, other than income                                                                         177,085

   Sales taxes payable                                                                              101,982

   Product warranty reserve                                                                         210,432

   Other accrued liabilities                                                                        269,496
                                                                                                -----------

       Total current liabilities                                                                  2,038,660

Commitments and contingencies

Net assets                                                                                       11,802,184
                                                                                                -----------

       Total liabilities and net assets                                                         $13,840,844
                                                                                                ===========


                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                 Statements of Divisional Operating Profit and
                             Changes in Net Assets
                          Year Ended December 31, 1995


Net sales                                                                                       $37,128,942
Cost of sales                                                                                    26,048,585
                                                                                                -----------

                                                                                                 11,080,357

Operating Expenses:
   Selling and administrative                                                                     4,218,080
   Corporate management fee                                                                       1,634,132
                                                                                                -----------

                                                                                                  5,852,212
                                                                                                -----------

       Net income                                                                                 5,228,145

   Beginning net assets                                                                           8,701,036

   Cost adjustment from stock redemption                                                          3,352,018

   Equity distributions paid to Anderson                                                         (5,479,015)
                                                                                                -----------

       Ending net assets                                                                        $11,802,184
                                                                                                ===========


                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statements of Cash Flows
                         Year Ending December 31, 1995

OPERATING ACTIVITIES
   Net income                                                                                   $ 5,228,145
   Adjustments to reconcile net income to net
       cash provided by operating activities:
       Depreciation and amortization                                                                619,913
       Loss (gain) on sale of property, plant, and
          equipment                                                                                    (600)

Changes in operating assets and liabilities:
          Accounts receivable                                                                       422,828
          Inventories                                                                                84,448
          Prepaid expenses and other assets                                                         (47,667)
          Accounts payable                                                                          143,586
          Salaries and wages payable                                                                 57,912
          Taxes, other than income and other
            accrued liabilities                                                                    (120,186)
                                                                                                -----------

Net cash provided by operating activities                                                         6,388,379
                                                                                                -----------

INVESTING ACTIVITIES
   Purchases of property, plant and equipment                                                      (333,436)
   Proceeds from sale of property, plant and equipment                                               16,110
                                                                                                -----------

Net cash (used) in continuing investing activities                                                 (317,326)
                                                                                                -----------

FINANCING ACTIVITIES
   Equity distributions to Anderson                                                              (5,479,015)
                                                                                                -----------

Net cash (used) in financing activities                                                          (5,479,015)
                                                                                                -----------

   Increase in cash                                                                                 592,038
   Cash at beginning of year                                                                      1,423,180
                                                                                                -----------

   Cash at end of year                                                                          $ 2,015,218
                                                                                                ===========

                                    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                                                                          $       -0-
                                                                                                ===========

Cash paid for income taxes                                                                      $       -0-
                                                                                                ===========



                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                            Statements of Cash Flows
                         Year Ending December 31, 1995


            SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES


Property, plant and equipment cost was increased by $3,352,018 upon redemption of Anderson treasury stock on January 1, 1995.





                See accompanying notes to financial statements.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1995

1.               BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

                 THE DIVISION: Mesco Metal Buildings ("Mesco") is a division of Anderson Industries, Inc. (Anderson) and is located in Texas and South Carolina. Mesco designs, manufactures and markets metal building systems and components for commercial, industrial and community building uses throughout the Southwest and Southeast. Mesco accounts for approximately 75% of the Anderson's revenue.

                 On January 1, 1995 Anderson redeemed 802,891 shares of its outstanding stock in exchange for notes totaling $16,602,762, cash of $268,750 and other corporate assets with a book value of $390,644 for a total purchase price of $17,262,156. As a result of the redemption of the shares of certain shareholders, a new group of shareholders obtained majority ownership of Anderson. Thus, the acquisition has been reflected using the purchase method of accounting. Accordingly, Anderson has allocated the purchase price, effective January 1, 1995, as follows: (1) $3,132,600 reflected as acquisition of goodwill, (2) $3,858,011 reflected as an acquisition of property, plant and equipment, and (3) $10,271,545 reflected as a reduction in stockholders' equity. Of the $3,858,011 reflected as an acquisition of property, plant and equipment, $3,352,018 was allocated to property, plant and equipment held by Mesco with a corresponding increase in the net assets of Mesco.

                 BASIS OF PRESENTATION: The accompanying Statements of Net Assets and Statements of Divisional Operating Profit have been prepared from the books and records maintained by Mesco and Anderson. These financial statements represent those assets, liabilities, revenues and expenses of Mesco that will be included in the proposed sale by Anderson to NCI Building Systems, L.P.

                 The financial information included herein includes numerous allocations and may not necessarily reflect the financial position, results of operations or cash flows of Mesco in the future, or the financial position, results of operations or cash flows of Mesco had it existed as a separate, stand-alone company during the periods presented.

                 Mesco has various business transactions with Anderson and its subsidiaries. See Note 3, Allocation of Corporate Expenses, for a discussion of Mesco's relationship with these entities.

                 DEPRECIATION AND MAINTENANCE: Depreciation is provided using the straight-line method based on the following estimated useful lives:

                                                                               YEARS
                                                                              -------

                 Buildings and improvements                                   7 to 20
                 Machinery and equipment                                      3 to 15

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1995



1.               BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES,
                 CONTINUED

                 Depreciation expense was $619,913 for the year ending December 31, 1995. Maintenance and repairs are charged to expense as incurred. Renewals and betterments are capitalized as additions to the appropriate asset accounts. When an asset is sold or retired, the cost and related accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is reported in income.

                 ACCOUNTS RECEIVABLE: Financial instruments that are potentially subject to concentrations of credit risk consist principally of accounts receivable. Mesco extends credit to its customers, substantially all of whom are located in the southern United States, based on their financial stability. At December 31, 1995 no receivable from any customer exceeded 10% of Mesco's total trade receivables. Although management of Mesco believes the receivables are substantially collectible, at December 31, 1995 an allowance of $61,300 had been provided for uncollectible accounts receivable.

                 INVENTORIES: Raw materials are priced at cost, determined on the last-in, first-out (LIFO) basis, which is not in excess of market.

                 SUBCHAPTER S: Anderson operates under Subchapter S of the Internal Revenue Code and, consequently, is not subject to federal income tax. The stockholders include Anderson's income in their own income for tax purposes. Anderson pays dividends to its stockholders to cover their estimated tax liabilities associated with their proportionate shares of Anderson's income.

                 ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CONCENTRATIONS OF CREDIT RISK: Mesco maintains cash deposits with financial institutions in excess of federal insured limits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

                 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:
                 Mesco's financial instruments consist primarily of cash and accounts receivable. The carrying values reported in the statement of net assets approximate fair value.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1995


2.               INVENTORIES

                 Inventories consist of the following at December 31:


                          Raw materials                                                          $ 2,213,623
                          Work in process                                                            634,231
                          Finished goods                                                              80,293
                                                                                                 -----------

                                                                                                 $ 2,928,147
                                                                                                 ===========

                 If the FIFO method of inventory accounting had been used for raw materials, inventories would have been approximately $272,000 higher than reported at December 31, 1995.

3.               ALLOCATION OF CORPORATE EXPENSES

                 During 1995, Anderson charged a corporate fee of $1,634,132 to Mesco for officer salaries, bonuses and benefits, professional fees, rent, depreciation and interest. Management believes that amounts allocated are reasonable under the circumstances and accurately reflect the expenses of Mesco on a stand alone basis.

4.               LONG-TERM DEBT

                 On January 1, 1995 Anderson obtained a loan from a bank in the amount of $6,000,000 due on or before July 30, 1996. Interest is to be computed by a formula relating cash flow to earnings before interest, taxes, depreciation and amortization. Under the formula, interest may vary between prime and prime plus 1.25%. The line is collateralized by Anderson's accounts receivable, inventories, and property, plant and equipment and is guaranteed by Anderson's shareholders. The unpaid balance of the line was $1,939,277 at December 31, 1995.

                 On March 7, 1996 Anderson renegotiated the line to mature on May 31, 1998.

                 Interest paid on the bank debt described above was $313,000 for the year ended December 31, 1995.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                        Notes to Financial Statements
                              December 31, 1995

5.               SUBORDINATED DEBT

                 The notes issued by Anderson in connection with the stock redemption explained in Note 1, are payable in annual installments each December 31 through 2002. Interest, which is payable monthly, ranges from 2% to 4 1/4% above prime, subject to certain maximum and minimum rates. The notes are collateralized by a security interest in all the assets of Anderson. The security interest in accounts receivable and inventory has been subordinated to the interest of the bank for the line of credit described in Note 3. The aggregate maturities of subordinated debt as of December 31, 1995 are as follows:

                           Year                                                                    Amount
                          ------                                                                 -----------
                           1996                                                                  $ 1,558,684
                           1997                                                                    1,660,276
                           1998                                                                    2,365,023
                           1999                                                                    2,365,023
                           2000                                                                    2,365,024
                          Thereafter                                                               4,730,048
                                                                                                 -----------

                                                                                                 $15,044,078
                                                                                                 ===========

                 Interest paid on the above debt was $2,155,000 for the year ended December 31, 1995.

6.               EMPLOYEE BENEFIT PLANS

                 PROFIT SHARING PLANS: All employees of Anderson are covered by profit sharing plans whereby contributions can, at the discretion of the Board of Directors, be made from current or accumulated earnings but cannot exceed 25% of the total compensation paid or accrued to participating employees. During 1995, Anderson elected to terminate the profit sharing plan, at which time all participants in the plan became 100% vested.

                 401(K) PLAN: Beginning January 1, 1995 Anderson established a 401(k) Plan (the "Plan") for the benefit of its employees.
                 All employees of Anderson who have completed one year of service are eligible to participate in the Plan. All amounts contributed by participants are fully vested. Anderson is required to make a matching contribution of 50% for each $1.00 contributed, up to 6% of an employee's annual compensation. During 1995, matching contributions under the Plan were approximately $71,150 for employees of Mesco. The Plan also provides for Anderson to make additional contributions at the discretion of the Board of Directors. Discretionary contributions to the Plan were approximately $44,200 for 1995 for employees of Mesco. Any liabilities associated with this plan have been retained by Anderson in accordance with the terms of the sale to NCI Building Systems, L.P. as disclosed in Note 8.

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1995


6.               EMPLOYEE BENEFIT PLANS, continued

                 SALARY CONTINUATION AGREEMENT: Effective January 1, 1995, in the event of death or disability of certain key officers of Anderson, the following compensation agreement would become effective until sale or liquidation of Anderson.

                          1st year after death or disability                                  100% of Salary
                          2nd year after death or disability                                   75% of Salary
                          3rd year after death or disability
                            and each year thereafter until sale
                            or liquidation                                                     50% of Salary


7.               LEASES

                 Principal operating leases are for buildings, office space, office equipment, computer equipment, and transportation equipment. Rental expenses for such leases amounted to $424,900 for the year ended December 31, 1995. All leases are renegotiable at or near their expiration dates.

                 Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1995, are as follows:

                          Year Ended
                          December 31,
                          ------------
                             1996                                                                $   292,242
                             1997                                                                    213,595
                             1998                                                                    165,216
                             1999                                                                     41,655
                             2000                                                                      5,356
                                                                                                 -----------

                                                                                                 $   718,064
                                                                                                 ===========

                             MESCO METAL BUILDINGS
                   (A Division of Anderson Industries, Inc.)
                         Notes to Financial Statements
                               December 31, 1995


8.               SUBSEQUENT EVENT

                 On April 1, 1996, Mesco was sold by Anderson to NCI Building Systems, L.P. The general terms of the sale were as follows:

                 (1) All significant operating assets of Mesco, other than cash, certain real estate with a net book value of approximately $243,600 as of December 31, 1995, and receivables from affiliates were sold.

                 (2) NCI Building Systems, L.P. assumed all significant operating liabilities of Mesco other than the notes payable to the bank as disclosed in Note 4 and all outstanding subordinated debt as explained in Note 5.

                 (3) Anderson received, before adjustment if any, $21,000,000 for the assets sold subject to the liabilities assumed by NCI Building Systems, L.P.

                 (4)      The $21,000,000 was received by Anderson as follows:

                          (a)     $19,000,000 on April 1, 1996.
                          (b)     $500,000 pending no downward price
                                  adjustment.
                          (c)     $1,500,000 principal amount of 7%
                                  subordinated debenture issued by NCI Building Systems, Inc. Interest is payable quarterly and the principal matures April 1, 2001. The outstanding principal is convertible, at the holder's option, to common stock of the issuer at the rate of $29.925 per share at any time after April 1, 1997, and on or before April 1, 2001.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


The following unaudited pro forma condensed consolidated statements of income for the fiscal year ended October 31, 1995 and the three months ended January 31, 1996 have been prepared to give effect to the acquisition of Mesco Metal Buildings, a division of Anderson Industries, Inc. ("Mesco") as if it had occurred on November 1, 1994. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Mesco as if it had occurred on January 31, 1996. The pro forma adjustments are based upon available information and certain assumptions that the Registrant believes are reasonable. The pro forma financial statements do not purport to represent what the Registrant's results of operations or financial position would actually have been had the acquisition of Mesco in fact occurred at or on such dates, or to project the Registrant's results of operations for any future period or financial position at any future date.

The pro forma information with respect to the acquisition of Mesco is based on the historical financial statements of Mesco. The acquisition is accounted for under the purchase method of accounting. The purchase price allocation is based on preliminary estimates of the fair value of the net assets acquired and liabilities assumed and is subject to adjustments as additional information becomes available. For purposes of presenting pro forma results, no changes in revenues or expenses have been made to reflect the result of any modification to operations not directly attributable to the acquisition of Mesco.

                           NCI BUILDING SYSTEMS, INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                JANUARY 31, 1996
                       (in thousands, except share data)

            ASSETS                         Historical
                                        ----------------     Pro forma     Pro
                                        Company   Mesco     Adjustments   Forma
                                        -------  -------    -----------  -------
Current assets:
   Cash                                  31,589    2,364      (2,364)(1)  11,839
                                                             (19,750)(4)
   Accounts receivable                   22,698    2,716         (34)(1)  25,380
   Inventories                           22,238    2,006         989 (2)  25,233
   Other current assets                   1,950      138         (59)(1)   2,029
                                        -------  -------   ---------     -------
   Total current assets                  78,475    7,224     (21,218)     64,481
                                        -------  -------   ---------     -------
Property, plant and equipment, net       28,606    1,557       6,034 (3)  36,197
Other assets                             12,579       67      10,927 (4)  23,573
                                        -------  -------   ---------     -------
                                        119,660    8,848      (4,257)    124,251
                                        =======  =======   =========     =======

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current portion of long term debt         83        0                      83
   Accounts payable                      14,132    1,092        (226)(1)  14,998
   Other current liabilities              9,400    1,183       1,042 (4)  11,625
                                        -------  -------   ---------     -------
   Total current liabilities             23,615    2,275         816      26,706
                                        -------  -------   ---------     -------
Long term debt, noncurrent portion                             1,500 (4)
  and deferred income taxes               1,458   (4,500)      4,500 (1)   2,958
                                        -------  -------   ---------     -------
Stockholders' equity
   Preferred stock, $1 par value
    1,000,000 shares authorized, none      ---
    outstanding
   Common stock, $.01 par value,
    15,000,000 share authorized,
    7,927,427 shares issued and              78                               78
    outstanding
   Divisional net assets                          11,073     (11,073)(1)   ----
   Additional paid in capital            46,566                           46,566
   Retained earnings                     47,943                           47,943
                                        -------  -------   ---------     -------
   Total stockholders' equity            94,587   11,073     (11,073)     94,587
                                        -------  -------   ---------     -------
                                        119,660    8,848      (4,257)    124,251
                                        =======  =======   =========     =======

(1) To eliminate assets not acquired and liabilities not assumed

(2) To reflect the fair value of inventory based of the first-in, first method of cost.

(3) To reflect the fair value of fixed assets acquired

(4) To reflect the use of excess cash to fund the acquisition, record estimated liabilities and debt in connection with the transaction and record the resulting goodwill from the transaction.

                           NCI BUILDING SYSTEMS, INC.
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                          YEAR ENDED OCTOBER 31, 1995
                       (in thousands, except share data)

                                         Historical(1)
                                        ----------------   Pro forma       Pro
                                        Company   Mesco   Adjustments     Forma
                                        -------  -------  -----------   --------
Sales                                   234,215   37,129                 271,344
Cost of sales                           169,815   26,049                 195,864
                                       -------- --------    --------    --------
   Gross profit                          64,400   11,080                  75,480

Operating expenses                       38,111    5,852         728 (2)  44,691
                                       -------- --------    --------    --------
   Income from operations                26,289    5,228        (728)     30,789

Interest expense                            (56)                (105)(2)    (161)
Other income                                822                              822
                                       -------- --------    --------    --------
   Income before income taxes            27,055    5,228        (833)     31,450

Provision for income taxes               10,023                1,625 (3)  11,648
                                       -------- --------    --------    --------
Net income                               17,032    5,228      (2,458)     19,802
                                       ======== ========    ========    ========
Net income per common and
 common equivalent share                   2.52                             2.52
                                       ========                         ========
Weighted average shares outstanding       6,765                1,087 (4)   7,852
                                       ========             ========    ========

(1)Based on the financial statements of the Company and Mesco for the year ended October 31, 1995 and December 31, 1995, respectively.

(2)Reflects additional interest expense resulting from the financing of a portion of the purchase price of Mesco and the amortization of estimated goodwill of approximately $11 million over a 15 year period.

(3)Reflects the estimated tax provision on the divisional income of Mesco and the reduction in income taxes from the pro forma adjustments.

(4)Reflects the sale of common stock of Company in December, 1995 which provided the cash to fund the acquisition. Pro forma adjustment assumes that this transaction was completed on November 1, 1994.

                           NCI BUILDING SYSTEMS, INC.
        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                      THREE MONTHS ENDED JANUARY 31, 1996
                       (in thousands, except share data)

                                         Historical(1)
                                        ----------------  Pro forma        Pro
                                        Company   Mesco   Adjustments      Forma
                                        -------  -------  -----------    --------
Sales                                    67,350    8,743                  76,093
Cost of sales                            49,966    5,919                  55,885
                                       --------  -------    --------    --------
   Gross profit                          17,384    2,824                  20,208

Operating expenses                       11,277    1,180         182 (2)  12,639
                                       --------  -------    --------    --------
   Income from operations                 6,107    1,644        (182)      7,569

Interest expense                             (4)                 (26)(2)     (30)
Other income                                382                 (110)(2)     272
                                       --------  -------    --------    --------
   Income before income taxes             6,485    1,644        (318)      7,811

Provision for income taxes                2,465                1,157 (3)   3,622
                                       --------  -------    --------    --------
Net income                                4,020    1,644      (1,475)      4,189
                                       ========  =======    ========    ========
Net income per common and
 common equivalent share                   0.53                             0.55
                                       ========                         ========
Weighted average shares outstanding       7,632                            7,632
                                       ========                         ========

(1)Based on the financial statements of the Company and Mesco for the three months ended January 31, 1996 and March 31, 1996, respectively.

(2)Reflects additional interest expense resulting from the financing of a portion of the purchase price of Mesco, the amortization of estimated goodwill of approximately $11 million over a 15 year period and the reduction in interest income from the utilization of existing cash to fund the purchase price.

(3)Reflects the estimated tax provision on the divisional income of Mesco and the reduction in income taxes from the pro forma adjustments.